EXHIBIT 10.1 Execution Version

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”), dated as of August 19, 2020 (the “Effective Date”), is made by and between the Medley Capital Corporation, a Delaware corporation (the “Company”) and Howard Amster (“Amster”) and the other persons and entities identified under that certain Amster Schedule 13D (as defined below) as Reporting Persons (as defined therein) (each, an “Amster Party” and collectively, the “Amster Parties”). The Company and the Amster Parties are collectively referred to herein as the “Parties,” and each of the Company and Amster, a “Party.” Unless otherwise defined herein, capitalized terms shall have the meanings given to them in Section 8 herein.
WHEREAS, the Amster Parties beneficially own, or exercises control or direction over approximately 7.9% of the shares of Common Stock issued and outstanding as of the Effective Date;
WHEREAS, the Parties are entering into this Agreement in connection with the appointment of Amster to the Board and Special Committee for a term expiring at the 2021 Annual Meeting;
WHEREAS, this Agreement reflects the mutual agreement of the Parties with respect to certain stockholder matters, certain Board matters and certain related matters.
NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Standstill.
(a)During the Standstill Period, each Amster Party shall not, and shall cause his or its Representatives not to, directly or indirectly:
(i)seek, alone or in concert with others, (A) to call a meeting of stockholders, (B) representation on the Board, except as specifically contemplated in the Recitals above and in Section 3 of this Agreement, provided that Amster may, in his capacity as a member of the Board, discuss matters of Board representation on a confidential basis with members of the Board during meetings of the Board or the Special Committee, or (C) the removal of any member of the Board;
(ii)solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to the shares of the Common Stock, or from the holders of the shares of Common Stock, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of the Schedule 14A promulgated under the Exchange Act) in or assist, encourage, advise or support any Third Party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of Common Stock (other than any encouragement, advice or influence that is consistent with the Board’s recommendation in connection with such matter);

(iii)(A) form or join in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any shares of Common Stock (for the avoidance of doubt, excluding any group composed solely of the Amster Parties and their Affiliates), (B) grant any proxy, consent or other authority to vote with respect to any matters to be voted on by the Company’s stockholders (other than to the Amster Parties and their Affiliates and the named proxies included in the Company’s proxy card for any annual meeting or special meeting of stockholders) or (C) agree to deposit or deposit any shares of Common Stock or any securities convertible or exchangeable into or exercisable for any such shares of Common Stock in any voting trust or similar arrangement (other than (x) to the Amster Parties and their Affiliates or the named proxies included in the Company’s proxy card for any stockholder meeting and (y) customary brokerage accounts, margin accounts, prime brokerage accounts and the like, in each case, of the Amster Parties and their Affiliates);
(iv)execute any written consent as a stockholder with respect to the Company or its Common Stock, except as is approved by the Board or otherwise permitted by this Agreement;
(v)without the approval of the Board, separately or in conjunction with any Third Party in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, publicly (including in communications to the media) propose, encourage or support or effect any tender offer or exchange offer, merger, acquisition, reorganization, restructuring, recapitalization or other similar business transaction involving the Company or a material amount of the assets or businesses of the Company or actively encourage, initiate or support any other Third Party in any such activity; provided that the Amster Parties shall be permitted to sell or tender their shares of Common Stock or other Voting Securities, and otherwise receive consideration, pursuant to any such transaction;
(vi)without the approval of the Board, present at any annual meeting or any special meeting of the Company’s stockholders any proposal for consideration for action by the stockholders;
(vii)make any request for stockholder list materials or other books and records of the Company under Section 220 of the Delaware General Corporation Law or make any request pursuant to Rule 14a-7 under the Exchange Act or otherwise, except as is reasonably necessary to enable the Amster Parties to effect a tender offer or exchange offer permitted under Section 1(a)(v), provided, that this Section 1(a)(vii) shall not be applicable if Amster resigns from the Board while there is a material breach by the Company of this Agreement;
(viii)comment publicly (including in communications to the media) concerning the Company’s management, policies, strategy, operations, financial results or affairs or any transactions involving the Company or any of its subsidiaries;
(ix)publicly disclose, except as may be required by applicable law, any request that the Company or any directors, officers, partners, members, employees, agents or Affiliates of the Company, directly or indirectly, amend or waive any provision of this Agreement (including this Section 1(a)(ix)); or

(x) take any action which could have the effect of encouraging, assisting or influencing other stockholders of the Company or any other persons to engage in actions which, if taken by such Party, would violate this Agreement.
(b)Notwithstanding anything to the contrary contained in this Section 1, none of the Amster Parties nor their respective Affiliates shall be prohibited or restricted from:
(A)  taking any action, or engaging in any communication in furtherance of the rights and responsibilities of Amster as a member of the Board;
(B) communicating privately with the Board or any officer or director of the Company, regarding any matter, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications by any of the Amster Parties or their respective Affiliates, the Company or its Affiliates or any Third Party, subject in any case to confidentiality policies of the Board, any confidentiality obligations to the Company of any such director or officer and applicable law, rules or regulations;
(C)  taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over any Amster Party; or
(D)  responding to or complying with a validly issued legal process.
2.Voting; Exception.
(a)Until the Termination Date, the Amster Parties shall, and shall cause each of their respective Affiliates to:
(i)vote, or cause to be voted, all shares of Common Stock that the Amster Parties and their respective Affiliates beneficially own or exercise control or direction over, in favor of any matter brought before a vote of the Company’s stockholders that has been approved by the majority of the Board’s independent directors;
(ii)vote, or cause to be voted, all shares of Common Stock that the Amster Parties and their respective Affiliates beneficially own or exercise control or direction over, against of any matter brought before a vote of the Company’s stockholders that has not been approved by the Board;
(iii)be represented in person or by proxy at the 2021 Annual Meeting cause all shares of Common Stock that the Amster Parties and their respective Affiliates beneficially own or exercise control or direction over to be counted as present for purposes of establishing a quorum;
(iv)vote, or cause to be voted at the 2021 Annual Meeting, all shares of Common Stock that the Amster Parties and their respective Affiliates beneficially own or exercise control or direction over on the Company’s proxy or voting instruction form in favor of (A) Amster (as nominated by the Board pursuant to Section 3) and David Lorber, to the extent that he is nominated by the Board and recommended by the Board for election to the Board at the 2021 Annual Meeting (and not in favor of (x) any other nominees for election to the Board not nominated by the Board for election at the 2021 Annual Meeting or (y) the removal of any such nominees), and (B) each routine matter or proposal recommended for stockholder approval by the Board at the 2021 Annual Meeting;
(v)not vote, or cause to be voted at the 2021 Annual Meeting, any shares of Common Stock that the Amster Parties and their respective Affiliates beneficially own or exercise control or direction over, against any director nominated by the Board and recommended by the Board for election to the Board at the 2021 Annual Meeting; and
(vi)not execute any proxy or voting instruction form in respect of the 2021 Annual Meeting other than the proxy or voting instruction form being solicited by or on behalf of management of the Company.
(b)Anything to the contrary in Section 1(a) or Section 2(a) notwithstanding, the Amster Parties and their respective Affiliates shall have the right to vote or act by written consent or executed proxy in their sole discretion with respect to any—
(i)Extraordinary Transaction involving the Company and requiring a vote of the Company’s stockholders; and
(ii) any other matter presented for stockholder action at any meeting of the Company’s stockholders that relates to the authorized stock or other capitalization matters, business or assets or compensation matters of the Company requiring a vote of the Company’s stockholders for approval or adoption, but excluding, for the avoidance of doubt, (x) any stockholder vote which is advisory or declaratory in nature (including, without limitation, any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act), and (y) any matter relating to the internal governance of the Company, including, without limitation, any amendment to the Certificate of Incorporation (except as relates to authorized stock or capitalization matters) or Bylaws, or the composition of the Board.
For the avoidance of doubt, nothing in this Section 2(b) is intended to override or contravene the provisions of Section 1(a) providing that the Amster Parties shall not propose, encourage or support (other than by voting, acting by written consent or executing a proxy as expressly permitted by this Section 2(b)) any matter referred to in this Section 2(b) without approval of the Board.
3.Board Matters.
(i)At the 2021 Annual Meeting, the Company will nominate Amster to its slate of individuals for election to the Board.
(ii)The obligations of the Company under this Section 3 are contingent upon (i) Amster continuing to qualify as an independent director of the Board under the rules and regulation of the New York Stock Exchange and as a non-management director under the rules and regulations of the SEC pursuant to the Investment Company Act of 1940; (ii) Amster continuing to satisfy the requirements of good character and integrity consistent with the determination to that effect of the Nominating and Corporate Governance Committee of the Board as of the Effective Date; and (iii) the Amster Parties’ not being in material breach of this Agreement.

4.Term; Termination. The term of this Agreement shall commence on the Effective Date and the obligations of the Parties shall cease:
(i)at the option of the Company, upon a material breach by the Amster Parties of any obligation hereunder, which has not been cured within fourteen (14) calendar days after receiving notice of such breach from the Company;
(ii)at any time, upon the written consent of Amster and the Company; or
(iii)automatically at 11:59 pm Eastern Time on December 31, 2021.
Termination of this Agreement shall not relieve any Party from its responsibilities in respect of any breach of this Agreement prior to such termination.
5.Expenses. The Company shall reimburse the Amster Parties an aggregate amount of up to $25,000 for the Amster Parties’ actual, documented out-of-pocket legal expenses incurred in connection with the negotiation and execution of this Agreement and the Confidentiality Agreement, dated as of July 29, 2020, between Amster and the Company, and the transactions contemplated hereby and thereby and matters related thereto (including the previously contemplated engagement of Amster as an advisor to the Board), including, but not limited to, the fees and disbursements of counsel. The Amster Parties agree that such payment shall be in full satisfaction of any claims or rights it may have as of the date hereof for reimbursement of fees, expenses or costs incurred in connection with the negotiation and execution of this Agreement, and the transactions contemplated hereby (including the previously contemplated engagement of Amster as an advisor to the Board).
6.No Other Discussions or Arrangements. The Amster Parties represent and warrant that, as of the date of this Agreement, except as specifically disclosed on the Amster Schedule 13D, or as disclosed to the Company in writing prior to the Effective Date, (a) none of the Amster Parties owns, of record or beneficially, any Voting Securities or any securities convertible into, or exchangeable or exercisable for, any Voting Securities and (b) none of the Amster Parties have entered into, directly or indirectly, any agreements or understandings with any person (other than their own respective Representatives) with respect to any potential transaction involving the Company or the voting or disposition of any securities of the Company.
7.Specific Performance. Each of the Parties acknowledges and agrees that irreparable injury to the other Parties would occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that each of the Parties shall be entitled to specific enforcement of, and injunctive or other equitable relief as a remedy for any such breach or to prevent any violation or threatened violation of, the terms hereof, and the other Parties will not take action, directly or indirectly, in opposition thereto on the grounds that any other remedy or relief is available at law or in equity. The Parties further agree to waive any requirement for the security or posting of any bond in connection with any such relief. The remedies available pursuant to this Section 8 shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

8.Certain Definitions. As used in this Agreement:
(a) “2021 Annual Meeting” shall mean the 2021 annual meeting of stockholders of the Company, including, without limitation, any adjournment or postponement;
(b) “Affiliate” shall mean any “Affiliate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act, including, for the avoidance of doubt, persons who become Affiliates subsequent to the Effective Date;
(c) “Amster Schedule 13D” shall mean that certain Amendment No. 2 to Schedule 13D of the Company filed by Howard Amster and certain other Reporting Persons with the SEC on May 15, 2020.
(d) “Associate” shall mean any “Associate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act, including, for the avoidance of doubt, persons who become Associates subsequent to the Effective Date;
(e) “beneficial owner”, “beneficial ownership” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act;
(f) “Board” shall mean the Company’s Board of Directors;
(g) “business day” shall mean any day other than a Saturday, Sunday or day on which the commercial banks in the State of New York are authorized or obligated to be closed by applicable law;
(h) “Bylaws” shall mean the Bylaws of the Company, as may be amended from time to time;
(i) “Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as may be amended from time to time;
(j) a “Change of Control” transaction shall be deemed to have taken place if (i) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the equity interests and voting power of the Company’s then-outstanding equity securities or (ii) the Company enters into a stock-for-stock transaction whereby immediately after the consummation of the transaction the Company’s stockholders retain less than fifty percent (50%) of the equity interests and voting power of the surviving entity’s then-outstanding equity securities;
(k) “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company;
(l) “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended;
(m) “Extraordinary Transaction” shall mean any equity tender offer, equity exchange offer, merger, acquisition, business combination, or other transaction with a Third Party that, in each case, would result in a Change of Control of the Company, liquidation, dissolution or other extraordinary transaction involving a majority of its equity securities or a majority of its assets, and, for the avoidance of doubt, including any such transaction with a Third Party that is submitted for a vote of the Company’s stockholders;
(n) “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind, structure or nature;

(o) “Representative” shall mean a person’s Affiliates and Associates and its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives; provided, that when used with respect to the Company, “Representatives” shall not include any non-executive employees;
(p) “SEC” shall mean the Securities and Exchange Commission;
(q) “Special Committee” means the Special Committee of the Board.
(r) “Standstill Period” shall mean the period starting on the Effective Date and ending on the Termination Date;
(s) “Termination Date” shall mean the date this Agreement is terminated in accordance with Section 4; and
(t) “Third Party” shall mean any person other than the Company and its subsidiaries, including the Board and the Special Committee, and other than the Amster Parties and their Affiliates.
(u) “Voting Securities” shall mean the Common Stock and any other securities of the Company entitled to vote in the election of directors.
7.Governing Law: Venue for Disputes. This Agreement shall be governed in all respects by the laws of the State of Delaware (without giving effect to principles of conflicts of laws which would lead to the application of the laws of another jurisdiction). Each of the parties hereto consents to the non-exclusive jurisdiction of the federal courts whose districts encompass any part of the District of Delaware or the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction, then in the applicable Delaware state court), with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.
9.Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.
10.Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by email if sent during normal business hours, and on the next business day if sent after normal business hours, unless the sender receives a bounce back or failure to deliver message notification; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth in this Section 10 (or to such other address that may be designated by a Party from time to time in accordance with this Section 10).
If to the Company, to the address at:
Mr. Arthur Ainsberg
Chair, Nominating and Corporate Governance Committee
c/o George Silfen, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Email: arthurainsberg@gmail.com

If to the Amster Parties, to the address at:
c/o Ramat Securities Ltd.
23811 Chagrin Blvd.
Suite 200
Beachwood OH 44122
Email: howardamster1@gmail.com

11.Entire Agreement. This Agreement constitutes the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this Agreement.
12.Amendment. Any amendments hereto must be approved in writing by the Company and Amster.
13.Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
14.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
15.Assignment. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Parties. No assignment or delegation shall relieve the assigning or delegating Party of any of its obligations hereunder. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
16.Waivers. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
17.No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.
COMPANY:
MEDLEY CAPITAL CORPORATION

By: /s/ Arthur Ainsberg
Name:  Arthur Ainsberg
Title: Chair, Nominating and Corporate Governance Committee and Lead Director, Medley Capital Corporation

Signature Page to Standstill Agreement

AMSTER PARTIES:

HOWARD AMSTER

        /s/ Howard Amster
              Howard Amster

HOWARD AMSTER 2019 CHARITABLE REMAINDER UNITRUST 1

By: /s/ Howard Amster
Name:  Howard Amster
Title: Trustee

HOWARD AMSTER 2019 CHARITABLE REMAINDER UNITRUST 2

By: /s/ Howard Amster
Name:  Howard Amster
Title: Trustee

HOWARD AMSTER 2019 CHARITABLE REMAINDER UNITRUST 3

By: /s/ Howard Amster
Name:  Howard Amster
Title: Trustee

HOWARD AMSTER 2019 CHARITABLE REMAINDER UNITRUST 4

By: /s/ Howard Amster
Name:  Howard Amster
Title: Trustee

HOWARD AMSTER 2019 CHARITABLE REMAINDER UNITRUST 5

By: /s/ Howard Amster
Name:  Howard Amster
Title: Trustee

HOWARD AMSTER 2019 CHARITABLE REMAINDER UNITRUST 7

By: /s/ Howard Amster
Signature Page to Standstill Agreement

Name:  Howard Amster
Title: Trustee

HOWARD AMSTER AND TAMARA GOULD CHARITABLE REMAINDER
UNITRUST U/A DTD 03/18/1993

By: /s/ Howard Amster
Name:  Howard Amster
Title: Trustee

HOWARD AMSTER CHARITABLE REMAINDER UNITRUST U/A DTD 04/22/1998

By: /s/ Howard Amster
Name:  Howard Amster
Title: Trustee

HOWARD AMSTER CHARIABLE REMAINDER UNITRUST U/A DTD 01/11/2005

By: /s/ Howard Amster
Name:  Howard Amster
Title: Trustee

PLEASANT LAKE - SKOIEN INVESTMENTS LLC

By: /s/ Howard Amster
Name:  Howard Amster
Title: President of Pleasant Lakes Apts Corp, General
Partner of Pleasants Lake Apts LP, Manager of Pleasant
Lake Skoien Investments LLC

LAUGHLIN HOLDING LP

By: /s/ Howard Amster
Name:  Howard Amster
Title: President Pleasant Lake Apts Corp, General
Partner of Pleasant Lakes Apts LP General Partner
of Laughlin Holdings LP

PLEASANT LAKE APTS LP
Signature Page to Standstill Agreement

By: /s/ Howard Amster
Name:  Howard Amster
Title: President of Pleasant Lakes Apts Corp, General Partner

RAMAT SECURITIES LTD

By: /s/ Howard Amster
Name:  Howard Amster
Title: Majority Owner

Signature Page to Standstill Agreement